Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Capital One Financial Corporation Amended and Restated 2002 Associate Stock Purchase Plan of our report dated March 5, 2012, with respect to the consolidated financial statements of ING Bank, fsb and Subsidiaries included in the Current Report on Form 8-K of Capital One Financial Corporation dated March 14, 2012.

/s/ Ernst & Young LLP

McLean, VA

May 29, 2012